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                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                ____________________

                                       FORM 8-K
                                    CURRENT REPORT
                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934
                                ____________________


     Date of Report (Date of earliest event reported): May 31, 1996


                                   LogiMetrics, Inc.
                   ------------------------------------------------
               (Exact name of registrant as specified in its charter)

     Delaware                  0-10696                  11-2171701
     --------                  ----------------         -----------------
     (State or other           (Commission File         (IRS Employer
     jurisdiction of           Number)                  Identification
     incorporation)                                     No.)

                                121-03 Dupont Street
                                Plainview, New York
                       ---------------------------------------
                       (Address of principal executive offices)

                                        11803
                                    --------------
                                     (Zip Code)

     Registrant's telephone number, including area code:
              (516) 349-1700


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     Item 6. Resignation of Registrant's Directors.

              By letter dated May 30, 1996, the Board of Directors of LogiMetrics, Inc. ("Company") received notice of the immediate resignation of Richard K. Laird as Chairman, President, Chief Executive Officer and Director of the Company. (A copy of this letter is annexed hereto as Exhibit A.) In this letter, Mr. Laird alleged, among other things, that senior management of the Company had caused the Company to materially overstate its revenues and earnings in prior accounting periods.

              The Board of Directors of the Company has appointed a special audit committee comprised of certain directors and officers to investigate the allegations made by Mr. Laird and has retained special SEC counsel to assist the special audit committee in its investigation. (Copies of the Company's press releases announcing Mr. Laird's resignation and the Company's comments are annexed hereto as Exhibits B and C, respectively.)

              While the Company intends to investigate Mr. Laird's allegations thoroughly, aside from those conclusory allegations, the Company presently believes that its Form 10-QSB for the period ended March 31, 1996 is not materially incorrect or misleading.
































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                                     SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       LOGIMETRICS, INC.



                                       By:/s/ Russell J. Reardon
                                          ---------------------------------
                                          Name: Russell J. Reardon
                                          Title: Chief Financial Officer



     Date:  June 6, 1996

































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